Exhibit 10.6

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is entered into effective as of March 14, 2008, by and between DIGITILITI, INC., formerly known as STORAGE ELEMENTS, Inc., a Minnesota Corporation (“Sublessor”) and EBC Minneapolis, Inc., (“Sublessee”).

RECITALS

A.

Sublessor is the tenant under a lease with FRM Associates LLC, a Nevada limited liability company(the “Landlord”), dated June 15, 2005 and amended July 27, 2005 (the “Main Lease”) for the Premises, as defined in the Main Lease, located at Marquette Plaza, 250 Marquette Avenue, Minneapolis, Minnesota, consisting of approximately 3,092 rentable square feet (the “Main Lease Premises”).

B.

Sublessee desires to sublease from Sublessor the Main Lease Premises consisting of the entire Suite 540, which the parties agree consists of approximately 3,092 rentable square feet as depicted on attached Exhibit A (the “Premises”), and Sublessor desires to sublease the Premises to Sublessee.

THEREFORE, in consideration of the mutual promises of the parties set forth in this Sublease Agreement and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.

PREMISES

Sublessor hereby leases to Sublessee, and Sublessee hereby takes from Sublessor the Premises, subject to and together with the benefit of the terms, covenants, conditions and provisions of this Sublease Agreement and the Main Lease, as may be applicable thereto.  Sublessor reserves a right of access through the Premises to the extent necessary to maintain, repair or operate the balance of the Main Lease Premises.

2.

TERM

The term of this Sublease Agreement (the “Term”) shall be Thirty (30) months commencing on May 1, 2008 (the “Commencement Date”) and terminating on October 31, 2010.

3.

USE

Sublessee shall use the Premises for general office purposes related to the operation of a television broadcast station, and all associated sales efforts and broadcast efforts related therein.  Sublessee accepts the Premises in its “AS IS” condition except that Sublessor shall patch and paint all interior walls, where needed, to match existing finish.   Said work shall be completed prior to Sublessee taking occupancy of the Premises. Sublessor’s cost to do this work shall not exceed $1,000.

4.

GROSS RENT

a.

Sublessee agrees to pay Sublessor during the Term, GROSS Rent in accordance with the following schedule, provided however, that Sublessee shall have no obligation to pay any operating expenses or taxes due by Sublessor under the Main Lease:

PERIOD	GROSS RENT RATE PER SQUARE FOOT	ANNUAL GROSS RENT	MONTHLY GROSS RENT

May 1, 2008 – May 31, 2008	$0	-	$0
June 1, 2008 – April 30, 2009	$14.00	$43,288	$3,607.33
May 1, 2009 – September 31, 2010	$15.00	$46,380	$3,865
October 1, 2010 – October 31, 2010	$0	-	$0

Gross Rent shall be payable in equal monthly installments, in advance, on the first day of each and every month during the Term.  In the event the Term commences or terminates on a day other than the first day or last day of a calendar month, Sublessee shall pay Gross Rent for said fractional month prorated on the basis of a thirty (30) day period.

b.

The parties acknowledge and agree that Sublessor shall timely pay all rent and other obligations payable under the Main Lease and that Sublessee shall timely pay all Gross Rent and any other charges which are Sublessee’s obligation hereunder.  Any payment due from Sublessee not paid within ten days of being due shall bear interest at the lesser rate of ten percent (10%) per annum until full payment is received by Sublessor.

c.

All Gross Rent payable by Sublessee under this Sublease Agreement shall be paid, without notice or prior demand therefor and without any deduction or set-off whatsoever, to Sublessor, at the address set forth below or at such place as Sublessor may designate from time to time by written notice to Sublessee.

d.

Upon execution of this Sublease Agreement, Sublessee shall pay Sublessor the rent for the first month ($0) and a security deposit in the amount of Three Thousand Six Hundred Seven Dollars and 33 cents. ($3,607.33).  The security deposit shall be held by Sublessor to secure the faithful performance by Sublessee of the terms, covenants and conditions contained herein.  Upon the occurrence of a default by Sublessee under this Sublease Agreement or the Main Lease, Sublessor may use all or any part of the security deposit for the payment of Gross Rent or the cost to cure any other default.  If any portion of the security deposit is used, Sublessee shall within five (5) days after written demand therefor deposit cash with Sublessor in an amount sufficient to restore the security deposit to its original amount.  Sublessor shall not be required to keep the security deposit separate from its general funds, and Sublessee shall not be entitled to interest on the security deposit.  In no event shall the security deposit be considered an advance payment of Gross Rent and in no event shall Sublessee be entitled to use the security deposit for the payment of Gross Rent.  If no default by Sublessee exists under this Sublease Agreement or the Main Lease, the security deposit, or any remaining balance thereof, shall be returned to Sublessee no later than thirty (30) days after the expiration of the Term.

5.

MAIN LEASE

a.

The terms, provisions, covenants and conditions of the Main Lease are incorporated herein by reference in like manner as though the same were specifically set forth herein.  Notwithstanding the immediately preceding sentence, the following provisions of the Main Lease shall not apply to this Sublease:  Section 2.4 (Term), Article 3 (Rent), Section 4.1 (Construction), Article 13.11 (Holding Over), the entire Amendment To Lease Agreement dated 7/27/2005, and all rights to renewal, extension, expansion, first offer, early termination or other similar rights and provisions contained in the Main Lease or in any Main Lease amendments.  Sublessee understands and acknowledges that sublessor does not intend to extend the term of the Main Lease beyond October

31, 2010, provided, however, that Sublessor acknowledges Sublessee is free to negotiate with the Landlord to enter into a lease directly with the Landlord following the end of the Sublease Term.  Except as may be otherwise specifically provided herein, Sublessee shall have all rights and privileges and assumes and agrees to keep and perform, as to the Premises, all of the obligations, conditions and covenants of the Tenant set forth under the Main Lease as though Sublessee were substituted as Tenant thereunder.  It is agreed and understood between the parties hereto that the Sublessee obtains and is granted no more rights and privileges, as to the Premises, under this Sublease Agreement than Sublessor was granted as Tenant under the Main Lease.

b.

Sublessor shall pay to Landlord the Base Rent due under the Main Lease when such payments are due and shall perform all obligations of Sublessor under the Main Lease, except to the extent Sublessee is obligated to perform such obligations under this Sublease.

c.

The obligations, conditions and covenants of the Landlord under the Main Lease shall remain the Landlord’s, and Sublessor shall not be required to perform the same in the event of a default by the Landlord but shall diligently enforce such obligations on behalf of Sublessee, subject to Sublessee reimbursing Sublessor for any costs and expenses, including but not limited to attorney fees, in pursuing such action.

d.

Sublessor and Sublessee each agree not to do, suffer, or permit anything to be done which would result in a default under the Main Lease, or cause the Main Lease to be terminated or forfeited.

6.

PARKING

Subtenant shall be entitled to one parking space in the building at the current contract parking rates as provided in the Master Lease.

7.

BUILDING SIGNAGE

Sublessee shall be able to install subject to Landlord’s prior written consent, which shall not be unreasonably withheld, and at Sublessee’s sole cost and expense, Building Directory board signage and a suite sign at the entry door to Sublesse’s space.  Any subsequent change(s) requested by Sublessee to the building directories and its suite sign shall be at Sublessee’s cost.

8.

INSURANCE

Sublessee shall maintain, as to the Premises, all insurance required to be maintained by Sublessor as Tenant under the Main Lease, and have Sublessor and Landlord named as additional insureds thereon.  The insurance policies maintained by Sublessee shall provide that the same may not be cancelled, terminated or altered without thirty (30) days prior written notice sent by certified mail, return receipt requested, to Sublessor and Landlord.

9.

INDEMNIFICATION

Sublessee agrees that it will indemnify and hold Sublessor and Landlord forever harmless as provided in Section 6.2 of the Main Lease, which indemnification shall also include any and all responsibility or liability which Sublessor may incur by virtue of this Sublease Agreement arising out of any failure of Sublessee in any respect to comply with and perform the requirements and provisions of the Main Lease (attributable to the Premises), or this Sublease Agreement.  Sublessor agrees that it will indemnify and hold Sublessee forever harmless against any and all expense, loss, claims or liability, including reasonable attorneys fees, which may incur by virtue of this Sublease Agreement arising out of any failure of Sublessor in any respect to comply with and perform the requirements and provisions of the Main Lease (attributable to the Premises), or this Sublease Agreement.

10.

ASSIGNMENT/TRANSFER

Sublessee shall not transfer, sell, assign or pledge this Sublease or further sublease the Premises, or any part thereof, without (i) compliance with the requirements of the Main Lease relating thereto, and (ii) obtaining the prior written consent of the Sublessor and Landlord, neither of which shall be unreasonably withheld.

11.

ALTERATIONS AND IMPROVEMENTS

Sublessee shall not make any alterations or improvements to the Premises without (i) complying with the terms of the Main Lease relating thereto, and (ii) obtaining the prior written consent of Sublessor and Landlord, neither of which shall be unreasonably withheld

12.

SURRENDER OF THE PREMISES

Upon the expiration of the Term, or any sooner termination hereof, Sublessee shall surrender the Premises in good condition and broom clean, and shall remove its equipment and trade fixtures promptly (immediately repairing any damage caused thereby) and quit and surrender the Premises.

13.

DEFAULT/REMEDIES

a.

If any one or more of the following events occurs, then Sublessee shall be deemed to be in default under this Sublease Agreement:

i.

Sublessee fails to pay, the Gross Rent provided for under this Sublease Agreement, within ten (10) days after receiving written notice from the Sublessor that payment is due;

ii.

Sublessee fails to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Sublessee under this Sublease Agreement (including but not limited to obligations or conditions under the Main Lease) for thirty (30) days after written notice is given to Sublessee specifying the nature of such default.  Notwithstanding the foregoing, if the applicable grace period set forth in the Main Lease, shall be shorter than that provided herein for the particular alleged default, the grace period set forth in the Main Lease shall supersede the grace period set forth in this subparagraph;

b.

If a default occurs, then Sublessor shall be entitled to exercise any and all of the rights and remedies available at law or in equity, including those provided to the Landlord under the Main Lease.  Any remedies under this Sublease Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies available to Sublessor existing at law or in equity.  Landlord shall be entitled to enforce the provisions of the Main Lease against Sublessee to the extent the same are violated by Sublessee.  The parties agree that there shall not  be liability for any lost profits or other special or punitive damages.

14.

CONSENTS

a.

Wherever the consent of Landlord is required by the provisions of the Main Lease, the Sublessee must, in addition to securing such consent, also obtain the prior written consent of the Sublessor, which shall not be unreasonably withheld.

b.

In no event shall Sublessee be entitled to any damages for any withholding or delay in either Sublessor or Landlord giving its consent and Sublessee understands and agrees that its remedies shall be limited to an action for an injunction or declaratory judgment.

15.

SUBLESSOR ACCESS TO PREMISES

Upon providing reasonable notice, Sublessor shall have the right to access the Premises at any time for purposes of inspecting the condition thereof.

16.

NOTICES

a.

Sublessor and/or Sublessee shall immediately forward to the other party all notices of default received by Sublessor from Landlord under the Main Lease.  Either party may cure the other party’s default and be entitled to reimbursement of any costs and expenses, including but not limited to attorney fees, reasonably incurred.

b.

Any notice, demand, request or other communication which may be or is required to be given to the Landlord under the Main Lease shall be effective only if a copy of the notice to the Landlord is also either delivered personally or sent to Sublessor as provided under subparagraph C below.

c.

Any notice which one party wishes or is required to give to the other party will be regarded as given and received if in writing and either delivered personally to such party or sent certified or registered mail, return receipt requested, postage pre-paid, to the addresses below, or such other addresses as either party may, from time to time, designate by written notice to the other party:

Sublessor:

Digitiliti, Inc.
266 East 7th Street, Floor 4
St. Paul, MN 55101
Attention:  Kris Caulfield

Sublessee:

EBC Minneapolis, Inc.
#1 Shackleford Dr., Suite 400

Little Rock, AR  72211

501-219-2400

501-221-1101 (facsimile)

Attention:  Greg Fess, President

17.           DAMAGE TO PREMISES

If the Premises are so damaged or destroyed by fire, flood, earthquake, the elements, casualty, war, riot, public disorder, acts authorized or unauthorized by the government or any other cause or happening so as to render the Premises unusable for Sublessee’s operations, and the Landlord does not commence to correct the damage or to restore the premises to a usable condition within sixty (60) days of the occurrence, the Sublessor or the Sublessee shall have the option of terminating this Lease at that time.

If the Premises are partially damaged or rendered partially unusable by fire or other casualty, Sublessee shall give Sublessor and Landlord written notice thereof and if repairs are not undertaken within sixty (60) days from date of notice of said destruction or damage,  Sublessee may terminate by giving written notice to the Sublessor.  If Sublessee elects not to terminate, this Sublease shall continue in full force and until such repair is substantially completed so that full use and occupancy of the Premises by Sublessee is possible, the rent shall be apportioned according to the portion of the Subleased Premises which remains usable.  If such repairs are not completed within one hundred eighty (180) days from the date of notice of said casualty, either party may terminate this Sublease by the giving of written notice within ten (10) days of the expiration of the 180-day period.

18.

HOLDING OVER

If Sublessee holds over after the term hereof, with or without the express or implied consent of Sublessor, such tenancy shall be at sufferance only, and not a renewal hereof or an extension for any further term and in such case Sublessee shall pay to Sublessor during said holdover period 150% of the rent that it was paying to Sublessor during the last month of the term that had just been concluded.  Sublessee shall also be liable for any additional rent, charges, fees or penalties assessed against Sublessor for the entire Main Lease Premises for the period in which

Sublessee is holding over.  Such tenancy shall also be subject to every other term, covenant and agreement contained herein.  Sublessee shall also agree to indemnify and hold Sublessor harmless from any action, rentals, costs and other claims which may arise by its holding over, including, but not limited to, an action by Landlord against Sublessor.

19.

INVALIDITY

If any part of this Sublease Agreement or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof, not specifically so adjudicated to be invalid, shall be executed without reference to the part or portion so adjudicated as invalid, insofar as such remaining provisions are capable of execution.

20.

IMPORTANCE OF EACH COVENANT

Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

21.

CONDITIONS

This Sublease Agreement is dependent and conditioned upon (i) the Landlord executing its consent to this Sublease Agreement in the form attached hereto as Exhibit B and (ii) the continuing existence of the Main Lease.   Sublessee understands and agrees to be bound by the conditions set forth in such consent.

22.

SUCCESSORS AND ASSIGNS

This Sublease Agreement and all covenants and agreements contained herein shall be binding upon, apply and inure to the benefit of the respective successors, heirs  and assigns of the parties to this Sublease Agreement, subject to the restrictions imposed under this Sublease Agreement and the Main Lease, relating to assignment or further sublease by the Sublessee.

23.

NON-WAIVER

Sublessor’s failure to insist upon strict performance of any covenant in this Sublease Agreement or to exercise any option or right herein contained shall not be a waiver or relinquishment of such covenant, right or option, but the same shall remain in full force and effect.  Sublessor is specifically authorized to accept a partial payment (no matter how such payment may be labeled or conditionally delivered) without such acceptance being deemed a waiver of the balance of the amount owed.

24.

APPLICABLE LAW

This Sublease Agreement shall be construed under the laws of the State of Minnesota.

25.

ENTIRE AGREEMENT/AMENDMENTS

This Sublease Agreement and the Exhibits attached hereto set forth all of the covenants, promises, agreements, conditions and understanding between Sublessor and Sublessee concerning the Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them other than those which are set forth in this Sublease Agreement.  Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Sublease Agreement shall be binding upon Sublessor or Sublessee unless reduced to writing and signed by both parties.

26.

COUNTERPARTS

This Sublease Agreement and the Consent attached hereto may be separately executed as counterparts which shall be then read together and enforced.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above-written.

SUBLESSOR:

Digitiliti, Inc., A Minnesota Corporation

By /s/ Brad Wenzel

Name: Brad Wenzel

Title:  CEO

SUBLESSEE:

EBC Minneapolis, Inc.

By Gregoy W. Fess

Name:  Gregory W. Fess

Title: President

EXHIBIT A

PREMISES PLAN

From: 651 298 1943 Page: 1/3 Date: 12/10/2007 11:27:45 AM

WKSPCE 1
WKSPCE 9
WKSPCE 10
KITCHEN
RECEPTION
4H36
4H36
4H36
4H36
4H36
CLOSET
WKSPCE 2
WKSPCE 7
WKSPCE 8
CONFERENCE ROOM
WKSPCE 3
FILE/STORE
PRTR/FAX
WKSPCE 4
WKSPCE 5
WKSPCE 6

WALSH BISHOP ASSOCIATES, INC. (612) 338-8799

PROJECT:
MARQUETTE PLAZA
FIT OPTION 2b
5TH FLOOR
SCALE 1/8" = 1'-0"

DATE:
04.19.05

COMM NO:

SHEET NO:
1 OF 1

F2b